UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)

	1140 North Williamson Blvd., Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017 Mr. Christopher W. Haga was appointed to the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”).  Subsequent to his appointment, the Board named Mr. Haga to the Audit Committee of the Board.  There are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Haga that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Haga is a partner with Carlson Capital, L.P. (“Carlson”), an alternative asset management firm founded by Clint Carlson and based in Dallas, Texas.  According to Carlson, it currently manages over $8.5 billion in assets, including hedge funds, separately managed accounts and collateralized loan obligations, and, through funds it manages, has been a long-term shareholder of the Company.  Mr. Haga joined Carlson in 2003 and presently serves as its Head of Strategic Investments.  Mr. Haga has over 25 years of experience in finance and investments, including fifteen years of managing risk in traded credit and private debt and equity.  Mr. Haga has served, and continues to serve, on a number of public and private company boards, including as chairman of the board of directors for Barbican Group Holdings Limited, a Lloyd’s-based reinsurance group.

A copy of the press release announcing this appointment is furnished as an exhibit to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017

By:	/s/Mark E. Patten
Mark E. Patten
Senior Vice President and Chief Financial Officer
Consolidated-Tomoka Land Co.